As filed with the Securities and Exchange Commission on April 22, 2019

Registration No. 333-207371

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Goldcorp Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 3400 - 666 Burrard Street

Vancouver, British Columbia

V6C 2X8 Canada

(604) 696-3000

(Address and Telephone Number of Principal Executive Offices)

CT Corporation System

111 Eighth Avenue

New York, New York 1001

(800) 223-7567

(Name Address and Telephone Number of Agent for Service)

with copies to:

David S. Stone, Esq. John J. Koenigsknecht, Esq. Neal, Gerber & Eisenberg LLP Two North LaSalle Street, Suite 1700 Chicago, Illinois 60602 (312) 269-8000	Paul Stein, Esq. Cassels Brock & Blackwell LLP Suite 2100, Scotia Plaza 40 King Street West Toronto, ON M5H 3C2 (416) 869-5300

Approximate date of commencement of proposed sale to public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”), filed by Goldcorp Inc. (the “Company”) removes from registration all of the unsold securities registered under the Registration Statement on Form F-3D (Registration No. 333-207371) filed by the Company with the U.S. Securities and Exchange Commission on October 9, 2015 (the “Registration Statement”), pertaining to the registration of 20,000,000 common shares of the Company under the Company’s dividend reinvestment plan.

The Company entered into an Arrangement Agreement, dated as of January 14, 2019, which was subsequently amended on February 19, 2019, by and between the Company and Newmont Mining Corporation (“Newmont”), pursuant to which Newmont acquired all of the issued and outstanding common shares of the Company (the “Arrangement”) and the Company became a wholly-owned subsidiary of Newmont. The Arrangement became effective on April 18, 2019.

In connection with the Arrangement, the offerings of the Common Shares pursuant to the Registration Statement have been terminated. Accordingly, the Company is terminating all offerings of its securities pursuant to the Registration Statement. The Company, by filing this Post-Effective Amendment, hereby removes from registration any and all securities registered but unsold under the Registration Statement. This filing is made in accordance with an undertaking in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that were registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on April 22, 2019.

GOLDCORP INC.

By:	/s/ Todd White
Name:	Todd White
Title:	President

Other than the signature of the Authorized Representative pursuant to Section 6(a) of the Securities Act of 1933, as amended (the “Securities Act”), no other person is required to sign this Post-Effective Amendment to the Registration Statement pursuant to Rule 478 of the Securities Act.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Post-Effective Amendment to the above-referenced Registration Statement, solely in the capacity of the duly authorized representative of Goldcorp Inc. in the United States, on April 22, 2019.

GOLDCORP USA INC. (Authorized U.S. Representative)

By:	/s/ Todd White
Name:	Todd White
Title:	President